Exhibit 12.1

CERTIFICATION BY THE PRINCIPAL EXECUTIVE OFFICER PURSUANT TO

SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, William Victor Kendrick de Matos Silva, certify that:

1.I have reviewed this annual report on Form 20-F of Vitru Brasil Empreendimentos, Participações e Comércio S.A.;

2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the company as of, and for, the periods presented in this report;

4.[Reserved]; and

5.[Reserved].

Vitru Brasil Empreendimentos, Participações e Comércio S.A.
Date:	June 4, 2024	By:	/s/ William Victor Kendrick de Matos Silva
			Name:	William Victor Kendrick de Matos Silva
			Title:	Chief Executive Officer